Exhibit 99.1

SUBSCRIPTION AGREEMENT

ST Online Corp.
359 - 240th Street
Langley, British Columbia
Canada V3A 6H5

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing __________________________________________________ (__________) shares of Common Stock of ST Online Corp. ("Company") at a price of $0.10 per share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. Scott Pedersen solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Pedersen.

MAKE CHECK PAYABLE TO: ST Online Corp.

Executed this _____ day of ___________________, 2004.

____________________________________	__________________________________
Signature of Purchaser
____________________________________

____________________________________
Address of Purchaser

____________________________________
Printed Name of Purchaser

PLEASE ENSUREE FUNDS ARE IN US DOLLARS

	X $0.10	=	US$
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash:___________	Check #: _____________	Other: _________________

ST Online Corp.

By:	______________________________

Title:	______________________________